UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2015, M&N Group Holdings, LLC (“Group Holdings”) and Manning & Napier Group, LLC (“Group”), of which Manning & Napier, Inc. (the “Registrant”) is the managing member and a holder of its Class A units, entered into a Redemption Agreement (the “Holdings Redemption Agreement”) whereby Group redeemed 3,060,589 Class A units held by Group Holdings in exchange for the redemption price of $35,166,167.61 (the “Holdings Exchange”).

On March 31, 2015, Group also entered into a Redemption Agreement (the “MNCC Redemption Agreement”) with Manning & Napier Capital Company, LLC (“MNCC”) whereby Group redeemed 100,913 Class A units held by MNCC in exchange for the redemption price of $1,159,490.37 (the “MNCC Exchange”, and together with the Holdings Exchange, the “Exchanges”).

Such Exchanges took place as a result of the existing exchange process established during the Registrant’s initial public offering, which provided the Registrant’s founder, management team and certain other employees the opportunity to exchange on an annual basis a portion of their interests in Group for either cash or shares of the Registrant’s Class A common stock. Subsequent to the Exchanges, the Class A units were retired. As a result of the Exchanges, the Company’s ownership interest in Group has correspondingly increased.

A copy of the forms of both the Holdings Redemption Agreement and the MNCC Redemption Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

On March 30, 2015, Manning & Napier, Inc. issued a press release announcing the Exchanges. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Form of Redemption Agreement between M&N Group Holdings, LLC and Manning & Napier Group, LLC, dated March 31, 2015

10.2	Form of Redemption Agreement between Manning & Napier Capital Company and Manning & Napier Group, LLC, dated March 31, 2015

99.1	Press Release issued by Manning & Napier, Inc. on March 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: March 30, 2015	By:	/s/ Patrick Cunningham
	Name:	Patrick Cunningham
	Title:	Chief Executive Officer